Exhibit 1.1

RFS HOLDING, L.L.C.

SYNCHRONY CREDIT CARD MASTER NOTE TRUST
SERIES 2017-1 ASSET BACKED NOTES

$61,643,836 Class C Notes

UNDERWRITING AGREEMENT

Barclays Capital Inc.
745 Seventh Avenue, 5th Floor

New York, NY 10019

July 14, 2017

Ladies and Gentlemen:

RFS Holding, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), caused Synchrony Credit Card Master Note Trust (the “Issuer”) to issue $750,000,000 aggregate principal amount of Class A Asset Backed Notes, Series 2017-1 (the “Class A Notes”), $71,917,808 aggregate principal amount of Class B Asset Backed Notes, Series 2017-1 (the “Class B Notes”), $61,643,836 aggregate principal amount of Class C Asset Backed Notes, Series 2017-1 (the “Class C Notes”) and $92,465,753 aggregate principal amount of Class D Asset Backed Notes, Series 2017-1 (the “Class D Notes” and, together with the Class A Notes, the Class B Notes and the Class C Notes, the “Notes”) on June 16, 2017. The Class C Notes that Barclays Capital Inc. (the “Underwriter”) agrees to purchase are referred to herein as the “Offered Notes.” The Class A Notes and the Class B Notes have been sold to the various underwriters named in that certain Underwriting Agreement, dated June 7, 2017. The Class D Notes are currently held by the Company. The offering of the Offered Notes by the Underwriter pursuant to this Agreement is referred to herein as the “Note Offering.” The Company is a wholly-owned subsidiary of RFS Holding, Inc. (“Holding”).

The Issuer is a Delaware statutory trust formed pursuant to (a) a Trust Agreement, dated as of September 25, 2003, as amended by the first amendment to trust agreement, dated as of January 21, 2014, the second amendment to trust agreement, dated as of September 8, 2014, and the third amendment to trust agreement, dated as of April 21, 2017 (as amended, the “Trust Agreement”), between the Company and BNY Mellon Trust of Delaware, as owner trustee (the “Owner Trustee”), and (b) the filing of a certificate of trust with the Secretary of State of Delaware on September 24, 2003, as amended by the filing of a certificate of amendment with the Secretary of State of Delaware on September 8, 2014. The Notes were issued pursuant to a Master Indenture, dated as of September 25, 2003, and as amended as of February 9, 2004, June 17, 2004, August 31, 2006, June 28, 2007, May 22, 2008, August 7, 2009, January 21, 2014, March 11, 2014, November 24, 2015, March 3, 2016 and April 21, 2017 (the “Master Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”) and as custodian (the “Custodian”), as supplemented by the Series 2017-1 Indenture Supplement with respect to the Notes, dated as of June 16, 2017 (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”).

The assets of the Issuer include, among other things, certain amounts due (the “Receivables”) on a pool of private label and co-branded credit card accounts of Synchrony Bank (the “Bank”).

The Receivables are transferred by the Company to the Issuer pursuant to the Transfer Agreement, dated as of September 25, 2003, and as amended as of February 9, 2004, June 17, 2004, November 21, 2004, August 31, 2006, December 21, 2006, May 21, 2008, December 29, 2008, February 26, 2009, March 31, 2010, March 20, 2012, March 3, 2016, February 23, 2017 and April 21, 2017 (the “Transfer Agreement”), between the Company and the Issuer. The Receivables transferred to the Issuer by the Company were acquired by the Company from the Bank, PLT Holding, L.L.C. (“PLTHL”) and Holding pursuant to a Receivables Sale Agreement, dated as of June 27, 2003, and as amended as of February 9, 2004, February 7, 2005, December 21, 2006, May 21, 2008, December 29, 2008, February 26, 2009, November 23, 2010, March 20, 2012, March 11, 2014, March 3, 2016, April 21, 2017 and May 31, 2017 (the “Receivables Sale Agreement”), between the Company and the Bank. SYNCHRONY FINANCIAL (“Synchrony”), as servicer (the “Servicer”), has agreed to conduct the servicing, collection and administration of the Receivables owned by the Issuer pursuant to a Servicing Agreement, dated as of June 27, 2003, and as amended as of May 22, 2006, June 28, 2007, May 22, 2008, July 16, 2014, November 24, 2015 and April 21, 2017 (the “Servicing Agreement”), between the Issuer and the Servicer (as successor to General Electric Capital Corporation pursuant to the Instrument of Resignation, Appointment and Acceptance, dated as of December 2, 2015, among the Issuer, General Electric Capital LLC (formerly known as General Electric Capital Corporation, “General Electric Capital”) and Synchrony). GE Capital Global Holdings, LLC (“GE Capital Global”) guarantees Synchrony’s obligations as Servicer pusuant to the Servicer Performance Guaranty, dated December 2, 2015 (the “Performance Guaranty”), among the Issuer, the Servicer and GE Capital Global, successor in interest to General Electric Company (successor to General Electric Capital).

Pursuant to a Contribution Agreement, dated as of August 5, 2013 (the “Contribution Agreement”), by and among Synchrony (formerly known as GE Capital Retail Finance Corporation) and Holding, Synchrony has agreed to make capital contributions to Holding in the event that Holding is obligated to make certain payments, including payments to the Underwriter pursuant to this Agreement, and Holding does not otherwise have funds available to make such payments.

Synchrony has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required by the Transfer Agreement, the Servicing Agreement, the Master Indenture and each indenture supplement for each series of notes issued by the Issuer, pursuant to an Administration Agreement, dated as of September 25, 2003 and as amended as of May 4, 2009 (the “Administration Agreement”), between Synchrony (as successor to General Electric Capital), as administrator, the Issuer and BNY Mellon Trust of Delaware, as Owner Trustee, as amended by the Instrument of Resignation, Appointment and Acceptance, dated as of July 16, 2014, among the Issuer, BNY Mellon Trust of Delaware, as Owner Trustee, General Electric Capital and Synchrony. The Trust Agreement, the Indenture, the Transfer Agreement, the Receivables Sale Agreement, the Servicing Agreement, the Contribution Agreement, the Administration Agreement and the Asset Representations Review Agreement (as defined herein) are referred to herein, collectively, as the “Transaction Documents.”

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To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Transaction Documents.

For purposes of this Agreement and all related documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) unless otherwise provided, references to any month, quarter or year refer to a calendar month, quarter or year; (c) terms defined in Article 9 of the UCC as in effect in the applicable jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (d) references to any amount as on deposit or outstanding on any particular date mean such amount at the close of business on such day; (e) the words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (j) references to any Person include that Person’s successors and permitted assigns.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), a registration statement on Form SF-3 (having the registration number 333-206176), including a form of prospectus and such amendments thereto as may have been filed prior to the date hereof, relating to the Offered Notes and the offering thereof in accordance with Rule 415 under the Act. If any post-effective amendment to such registration statement has been filed with respect thereto, prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission or the most recent effective date as of which the Prospectus (as defined below) is deemed to be part of such registration statement pursuant to Rule 430D under the Act, and “Effective Date” means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430D under the Act, is referred to in this Agreement as the “Registration Statement.” The Registration Statement has been declared effective by the Commission not more than three years prior to the date hereof.

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The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement, or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), together with any amendment thereof or supplement thereto, together with the information referred to under the caption “Static Pool Information” in such prospectus regardless of whether it is deemed a part of such prospectus, is hereinafter referred to as the “Prospectus”) relating to the Offered Notes and the method of distribution thereof.

On July 14, 2017 (the date the first Contract of Sale (as defined below) was entered into as designated by the Underwriter (the “Date of Sale”)), the Company and the Underwriter entered into this Underwriting Agreement (this “Agreement”). The Company had previously prepared a Preliminary Prospectus dated July 11, 2017 with respect to such Offered Notes (together with the Permitted Additional Information (as defined herein), the “Date of Sale Information”). As used herein, “Preliminary Prospectus” means, with respect to any date referred to herein, the most recent preliminary Prospectus (as amended or supplemented, as applicable), which has been prepared and delivered by the Company to the Underwriter in accordance with the provisions hereof that describe the Offered Notes and was filed with the Commission according to Rule 424(h), at least three business days prior to the Date of Sale, together with the information referred to under the caption “Static Pool Information” therein regardless of whether it is deemed a part of the Registration Statement or the Prospectus. If, subsequent to the Date of Sale (as defined above) and prior to the Closing Date (as defined below), the Preliminary Prospectus included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company has prepared and delivered to the Underwriter a Corrected Prospectus (as defined below), then “Date of Sale” will refer to the time of entry into the first new “Contract of Sale” (within the meaning of Rule 159 under the Act) and the “Date of Sale Information” will refer to the information available to purchasers at least 48 hours prior to the time of entry (prior to the Closing Date) into the first new Contract of Sale, including any information that corrects the material misstatements or omissions (the “Corrected Prospectus”).

The Company and Holding hereby agree, severally and not jointly, with the Underwriter as follows:

1.           Representations and Warranties. The Company represents and warrants to and agrees with the Underwriter, as of the date hereof, that:

(a)          (i) The conditions to the use by the Company of a registration statement on Form SF-3 under the Securities Act, as stated in the Registrant Requirements in the General Instructions to Form SF-3, have been satisfied as of the date of this Agreement and shall be satisfied as of the Closing Date. The conditions to the offering of the Offered Notes under a registration statement on Form SF-3 under the Securities Act, as stated in the Transaction Requirements in the General Instructions to Form SF-3, shall be satisfied as of the Closing Date. The Company has paid the registration fee for the Offered Notes according to Rule 456 of the Securities Act. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.

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(ii)          As of the Closing Date (as such term is defined below), the Registration Statement, the Preliminary Prospectus, the Prospectus and the Ratings FWP (as defined below), except with respect to any modification as to which the Underwriter has been notified, shall be in all substantive respects in the form furnished to the Underwriter or its counsel before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Prospectus that has previously been furnished to the Underwriter) as the Company or Holding has advised the Underwriter, before such date, will be included or made therein.

(iii)         (A) The Registration Statement, as of the Effective Date, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; (B) on the date of this Agreement, the Registration Statement and the Prospectus conform, and as of the time of filing the Prospectus pursuant to Rule 424(b), the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and of the Trust Indenture Act of 1939, as amended; (C) the Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (D) the Prospectus as of its date, and as of the time of filing pursuant to Rule 424(b), and as of the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to (I) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee and (II) anything contained in or omitted from such Registration Statement or such Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof, which information consists of the Underwriter’s Information (as defined herein); provided, further, that this clause (a)(iii) makes no representation and warranty as to the Date of Sale Information (the Date of Sale Information being covered by clause (b) below).

(iv)        The Company filed with the Commission according to Rule 424(h) the Preliminary Prospectus, at least three business days prior to the Date of Sale.

(b)          The Date of Sale Information, as of its date and at the Date of Sale did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from the Preliminary Prospectus based upon the Underwriter’s Information.

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(c)          Other than with respect to the Preliminary Prospectus, the Prospectus, the Permitted Additional Information (as defined below) and any Underwriter Additional Information (as defined in Section 8(b)), the Issuer (including its agents and representatives) has not made, used, authorized or approved and will not make, use, authorize or approve any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of any offer to buy the Offered Notes.

(d)          The Offered Notes will conform to the description thereof contained in the Preliminary Prospectus and the Prospectus and as of the Closing Date will be duly and validly authorized and, when validly executed, countersigned, issued and delivered in accordance with the Indenture and sold to the Underwriter as provided herein, will be validly issued and outstanding and entitled to the benefits of the Indenture.

(e)          Neither the issuance nor sale of the Offered Notes nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with any statute, order or regulation applicable to the Company with respect to the offering of the Offered Notes by any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or with any organizational document of the Company or any instrument or any agreement under which the Company is bound or to which it is a party.

(f)          This Agreement has been duly authorized, executed and delivered by the Company.

(g)          The Company was not, on the date on which the first bona fide offer of the Offered Notes sold pursuant to this Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Act.

(h)          The Company has provided a written representation (the “17g-5 Representation”) to each nationally recognized statistical rating organization hired by the Company to rate the Offered Notes (collectively, the “Hired NRSROs”), which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 (“Rule 17g-5”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has complied with the 17g-5 Representation, other than any breach of the 17g-5 Representation (a) that would not have a material adverse effect on the Notes or (b) arising from a breach by the Underwriter of the representation, warranty and covenant set forth in Section 4(d).

(i)          The Company has complied with Rule 193 of the Act in all material respects in connection with the offering of the Offered Notes.

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(j)          Neither the Company nor any of its affiliates has engaged any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the Receivables in connection with the issuance and offering of the Offered Notes.

(k)          The Bank is the appropriate entity to comply, has complied and will continue to comply in all material respects with the requirements imposed on the sponsor of a securitization transaction in accordance with the final rules contained in Regulation RR, 17 C.F.R. § 246.1, et seq. (the “Credit Risk Retention Rules”), implementing the credit risk retention requirements of Section 15G of the Exchange Act either directly or (to the extent permitted by the Credit Risk Retention Rules) through a Wholly-Owned Affiliate (as defined in the Credit Risk Retention Rules). The Company, as a Wholly-Owned Affiliate (as defined in the Credit Risk Retention Rules) of the Bank, complies, as of the date hereof, and will comply, as of the Closing Date, with the Credit Risk Retention Rules with respect to the Offered Notes, including (1) maintaining a “seller’s interest” (as defined in the Credit Risk Retention Rules) in the Issuer in an amount not less than 5% of the aggregate unpaid principal balance of all outstanding investor “ABS interests” (as defined in the Credit Risk Retention Rules) in the Issuer, determined in accordance with the Credit Risk Retention Rules, without any impermissible transfer, hedging or financing of such retained interests and (2) satisfying the disclosure requirements of the Credit Risk Retention Rules. For the avoidance of doubt, no Underwriter shall have any obligation to provide disclosures under, or ensure the Bank’s compliance with, the Credit Risk Retention Rules.

2.           Purchase and Sale.

(a)          On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company, at a purchase price of 99.66844% of the principal amount thereof, the principal amount of the Class C Notes in the amount of $61,643,836. The purchase price of the Class C Notes will also include a payment of $26,301.37 constituting the unpaid interest due to the Company, as the holder of the Class C Notes.

(b)          The parties hereto agree that settlement for all securities pursuant to this Agreement shall take place on the terms set forth herein and not as set forth in Rule 15c6-1(a) under the Exchange Act.

3.           Delivery and Payment. Delivery of and payment for the Offered Notes shall be made at the offices of Mayer Brown LLP, Chicago, Illinois, at 10:00 A.M., New York City time, on July 21, 2017, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time being herein called the “Closing Date”). Delivery of such Offered Notes shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer in federal or other immediately available funds or by check payable in federal funds, as the Company shall specify no later than five (5) full business days prior to such Closing Date. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Notes shall be registered in such names and in such authorized denominations as the Underwriter may request not less than two (2) full business days in advance of the Closing Date.

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The Company agrees to notify the Underwriter at least two (2) business days before the Closing Date of the exact principal balance evidenced by the Offered Notes and to have a copy of such Offered Notes available for inspection in New York, New York, no later than 12:00 noon, New York City time on the business day prior to the Closing Date.

4.           Offering by the Underwriter.

(a)          It is understood that the Underwriter shall offer the Offered Notes for sale to the public as set forth in the Preliminary Prospectus and the Prospectus.

(b)          The Underwriter represents and warrants that it has complied in all material respects, and agrees that it will comply in all material respects, with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the Offered Notes or distributes the Prospectus. Furthermore, the Underwriter shall comply with all applicable laws and regulations in connection with all offers, solicitations and sales of the Offered Notes and the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 under the Act.

(c)          The Underwriter represents and agrees that (a) it has not delivered, and will not deliver without the prior written consent of the Company, any written Rating Information to a Hired NRSRO or other nationally recognized statistical rating organization and (b) it has not communicated, and will not communicate without the prior written consent of the Company, orally any Rating Information to any Hired NRSRO or other nationally recognized statistical rating organization; provided, for the avoidance of doubt, that if the Underwriter receives an oral communication from a Hired NRSRO or any other nationally recognized statistical rating organization, the Underwriter is authorized to inform such Hired NRSRO or other nationally recognized statistical rating organization that it will respond to the oral communication with a designated representative from the Company or refer such Hired NRSRO or other nationally recognized statistical rating organization to the Company, who may respond to the oral communication. For purposes of this paragraph, “Rating Information” means any information, written or oral, provided to a Hired NRSRO that could reasonably be determined to be relevant to (a) determining the initial credit rating for the Offered Notes, including information about the characteristics of the Receivables and the legal structure of the Offered Notes and (b) undertaking credit rating surveillance on the Offered Notes, including information about the characteristics and performance of the Receivables, in each case as contemplated by Rule 17g-5(a)(3)(iii)(C).

(d)          Representations and Warranties of the Underwriter. The Underwriter represents and warrants to and agrees with the Company, as of the date hereof, that neither it nor any of its affiliates has engaged any third-party to provide due diligence services within the meaning of Rule 17g-10(d)(1) under the Exchange Act or obtained any third-party due diligence report within the meaning of Rule 15Ga-2(d) under the Exchange Act with respect to the Receivables in connection with the issuance and offering of the Offered Notes.

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5.            Agreements. The Company agrees with the Underwriter that:

(a)          The Company shall file pursuant to Rule 424 under the Act with the Commission the Prospectus and the certifications and transaction documents necessary to satisfy the conditions for the offering of the Offered Notes under Form SF-3, as stated in the General Instructions to Form SF-3, and prior to the termination of the Note Offering, also shall advise the Underwriter of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Offered Notes.

(b)          If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly shall deliver the final Corrected Prospectus (and any information that corrects the material misstatements or omissions) to the Underwriter before the new Date of Sale to allow the Underwriter to deliver the final Corrected Prospectus (and any information that corrects the material misstatements or omissions) to each investor at least 48 hours before the new Date of Sale, and the Company shall prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment which will effect such compliance.

(c)          The Company will furnish to the Underwriter a copy of the related Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealers may be required by the Act, as many copies of the Prospectus as the Underwriter may reasonably request.

(d)          The Company will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Underwriter to qualify the Offered Notes for sale under the laws of such jurisdictions as the Underwriter may designate and to maintain such qualifications in effect so long as required for the initial distribution of the Offered Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not now so subject.

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(e)          If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriter for any reasonable expenses (excluding fees of the Underwriter’s counsel) reasonably incurred by it in connection with qualification of the Offered Notes for sale and determination of its eligibility for investment under the laws of such jurisdictions as the Underwriter has reasonably requested pursuant to Section 5(d), for any fees charged by investment rating agencies for the rating of the Offered Notes, and for expenses incurred in distributing the Prospectus to the Underwriter. If the transactions contemplated by this Agreement are not consummated because any condition to the obligations of the Underwriter set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriter in connection with the proposed purchase, sale and offering of the Offered Notes. Except as herein provided, the Underwriter shall be responsible for paying all costs and expenses incurred by it, including the fees and disbursements of its counsel, in connection with the purchase and sale of the Offered Notes.

(f)          The Company will file with the Commission any Underwriter Free Writing Prospectus delivered to it by the Underwriter for filing if such filing is required by Rule 433(d) under the Act.

(g)          The Company will comply with the 17g-5 Representation, other than any breach of the 17g-5 Representation arising from a breach by the Underwriter of the representation, warranty and covenant set forth in Section 4(c).

6.           Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Offered Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, to the accuracy of the statements of the Company made in any applicable officers’ certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions applicable to the Note Offering:

(a)          No stop order suspending the effectiveness of the related Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company, threatened by the Commission.

(b)          The Company shall have furnished to the Underwriter a certificate of the Company, signed by the President, any Vice President, or the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Transaction Documents to which the Company is a party, and that, to the best of such person’s knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement and the Transaction Documents to which the Company is a party are true and correct in all material respects, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

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(c)          The Underwriter shall have received on the Closing Date a signed opinion of Mayer Brown LLP, special New York counsel for the Company, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, dated the Closing Date and addressed to the Underwriter, to the effect that:

(i)          the Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware; Holding is a corporation validly existing and in good standing under the laws of the State of Delaware; and each of the Company and Holding has full power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents and to consummate the transactions contemplated hereby and thereby;

(ii)         the execution and delivery by each of the Bank, Synchrony, Holding, the Issuer and the Company (each, a “Specified Entity”) of this Agreement (if applicable) and the Transaction Documents to which it is a party, and the consummation by each of the transactions contemplated thereby, will not violate any applicable law, statute or governmental rule or regulation;

(iii)        the execution and delivery by each Specified Entity of this Agreement (if applicable) and the Transaction Documents to which it is a party do not, or did not, as applicable, and the consummation by each Specified Entity of the transactions contemplated thereby to occur on the date of this opinion will not, require any consent, authorization or approval of, the giving of notice to or registration with any governmental entity, except such as may have been made and such as may be required under the Federal securities laws, the blue sky laws of any jurisdiction or the Uniform Commercial Code of any state;

(iv)        the execution and delivery by each of the Company and Holding of this Agreement and the Transaction Documents to which it is a party do not, and the consummation by the Company of the transactions contemplated thereby to occur on the date of this opinion will not, violate or contravene any term or provision of the Certificate of Formation or the Limited Liability Company Agreement of the Company or the Certificate of Incorporation or By-Laws of Holding;

(v)         each of the Transaction Documents (other than the Trust Agreement) constitutes a legal, valid and binding obligation of each of the Bank, Synchrony, the Issuer, the Company and Holding that is a party thereto, enforceable against each such party in accordance with its terms;

(vi)        each of the Offered Notes is in due and proper form and when executed, authenticated and delivered as specified in the Indenture, and delivered against payment of the consideration specified herein, will be validly issued and outstanding, will constitute the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, and will be entitled to the benefits of the Indenture;

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(vii)       the Issuer (A) is not now, and immediately following the sale of the Offered Notes pursuant to this Agreement will not be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and, as of the Closing Date, the Issuer satisfies the requirements to rely on the exemption from the definition of “investment company” provided by Section 3(c)(5)(A) under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuer and (B) is not now, and immediately following the sale of the Offered Notes pursuant to this Agreement and the application of the proceeds therefrom as described in the Prospectus will not be, a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act);

(viii)      the Registration Statement became effective under the Act not more than three (3) years prior to the Closing Date, and the Prospectus has been filed with the Commission pursuant to Rule 424(b) thereunder in the manner and within the time period required by Rule 424(b); to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement and the Prospectus and no proceedings for that purpose have been instituted;

(ix)         the statements in the Prospectus under the headings “The Trust—Perfection and Priority of Security Interests,” “—Conservatorship and Receivership; Bankruptcy,” “Certain Considerations for ERISA and Other U.S. Benefit Plans” and “Structural Summary—Certain Considerations for ERISA and Other U.S. Benefit Plans,” to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects;

(x)          the Transaction Documents and the Notes conform in all material respects to the descriptions thereof contained in the Prospectus;

(xi)         the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and complies as to form with the Trust Indenture Act of 1939 and the rules and regulations of the Commission thereunder; and

(xii)        each of the Registration Statement, as of its Effective Date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations under the Act, except that such counsel need not express any opinion as to (A) the financial and statistical data included therein or excluded therefrom, (B) any other documents or information incorporated by reference into the Registration Statement or the Prospectus, (C) any exhibits to the Registration Statement and (D) compliance by the Company and each issuing entity previously established, directly or indirectly, by the Company or any affiliate of the Company with the registrant requirements set forth in General Instruction I.A.2 of Form SF-3 as of any required date and, except as, and to the extent set forth in paragraphs (ix) and (x), such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

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(d)          The Underwriter shall have received on the Closing Date a signed opinion of Paul Clancy, Special Transaction Counsel for the Bank, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, dated the Closing Date and addressed to the Underwriter, to the effect that:

(i)          the Bank is (A) duly organized and validly existing as a Federal savings association in good standing under the laws of the United States and (B) duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business or the ownership, lease or operation of its property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations under the Receivables Sale Agreement;

(ii)         the Bank has all requisite corporate power and authority to execute, deliver and perform its obligations under the Receivables Sale Agreement and to consummate the transactions provided for therein;

(iii)        the execution, delivery and performance by the Bank of the Receivables Sale Agreement and the consummation of the transactions provided for therein have been duly authorized by all requisite corporate action on the part of the Bank;

(iv)        the Receivables Sale Agreement has been duly executed and delivered by a duly authorized officer of the Bank;

(v)         the execution, delivery and performance by the Bank of the Receivables Sale Agreement and the consummation by the Bank of the transactions provided for therein, do not and will not (A) contravene, violate or constitute a default under any provision of the certificate of incorporation or by-laws of the Bank, (B) to the best of such counsel’s knowledge, contravene or violate any judgment, writ, injunction, order, ruling or decree, to which the Bank or its property is subject, (C) to the best of such counsel’s knowledge, result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any property or assets of the Bank, except as contemplated by the Servicing Agreement and the Receivables Sale Agreement or (D) contravene, violate, conflict with or constitute a default under any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement of which such counsel is aware to which the Bank is a party or by which the Bank is bound.

(e)          The Underwriter shall have received on the Closing Date a signed opinion of Paul Clancy, Structured Finance Counsel for Synchrony, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, dated the Closing Date and addressed to the Underwriter to the effect that:

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(i)          Synchrony is validly existing and in good standing as a corporation under the laws of the State of Delaware and has the corporate power and authority to transact the business in which it is now engaged and to enter into and to perform all of its obligations under the Servicing Agreement, the Administration Agreement and the Contribution Agreement in the various capacities set forth therein;

(ii)         the execution, delivery and performance by Synchrony of the Servicing Agreement, the Administration Agreement and the Contribution Agreement and the consummation by Synchrony of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Synchrony;

(iii)        the Servicing Agreement, the Administration Agreement and the Contribution Agreement have been duly and validly executed and delivered by Synchrony; and

(iv)        the execution and delivery by Synchrony of the Servicing Agreement, the Administration Agreement and the Contribution Agreement to which it is a party and the consummation of the transactions contemplated thereby will not conflict with, result in a breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a default under (A) the certificate of incorporation or by-laws of Synchrony, (B) to such counsel’s knowledge, and without any special investigation for this purpose, any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Synchrony is a party or by which Synchrony is bound or (C) to such counsel’s knowledge and without any special investigation for this purpose, any judgment, writ, injunction, decree, order or ruling of any court or governmental authority having jurisdiction over Synchrony.

(f)          The Underwriter shall have received on the Closing Date a signed opinion of Michael Paolillo, Associate General Counsel, Securitizations, Capital Markets, GE Capital Global, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, dated as of the Closing Date and addressed to the Underwriter to the effect that:

(i)          GE Capital Global is validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has the power and authority to transact the business in which it is now engaged and to enter into and to perform all of its obligations under the Performance Guaranty;

(ii)         the execution, delivery and performance by GE Capital Global of the Performance Guaranty and the consummation by GE Capital Global of the transactions contemplated thereby have been duly authorized by all necessary limited liability company action on the part of GE Capital Global;

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(iii)        the Performance Guaranty has been duly and validly executed and delivered by GE Capital Global;

(iv)        the execution and delivery by GE Capital Global of the Performance Guaranty and the consummation of the transactions contemplated thereby will not conflict with, result in a breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a default under (A) the certificate of formation or limited liability company agreement of GE Capital Global, (B) to such counsel’s knowledge, and without any special investigation for this purpose, any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which GE Capital Global is a party or by which GE Capital Global is bound or (C) to such counsel’s knowledge and without any special investigation for this purpose, any judgment, writ, injunction, decree, order or ruling of any court or governmental authority having jurisdiction over GE Capital Global.

(g)          The Underwriter shall have received on the Closing Date a signed opinion of Richards, Layton & Finger, P.A., counsel for the Owner Trustee, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, dated the Closing Date and addressed to the Underwriter, to the effect that:

(i)          the Owner Trustee is duly incorporated and is validly existing and in good standing as a banking corporation under the laws of the State of Delaware;

(ii)         the Owner Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and as trustee under the Administration Agreement, and to consummate the transactions contemplated thereby;

(iii)        the Owner Trustee has duly authorized, executed and delivered the Trust Agreement and the Administration Agreement, as trustee, and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms;

(iv)        neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, the Administration Agreement, as trustee, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, is in violation of the charter or by-laws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the federal laws of the United States governing the trust powers of the Owner Trustee; and

(v)         neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, the Administration Agreement, as trustee, nor the consummation of any of the transactions by the Owner Trustee contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States governing the trust powers of the Owner Trustee.

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(h)          The Underwriter shall have received on the Closing Date a signed opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Issuer, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, dated the Closing Date and addressed to the Underwriter, to the effect that:

(i)          the Issuer has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., and has the power and authority under the Trust Agreement and the Delaware Statutory Trust Act to execute, deliver and perform its obligations under the Indenture, the Administration Agreement, the Servicing Agreement, the Custody and Control Agreement, dated as of September 25, 2003, among the Indenture Trustee, the Issuer, and the Custodian (the “Custody and Control Agreement”), and the Transfer Agreement;

(ii)         the Indenture, the Administration Agreement, the Servicing Agreement, the Custody and Control Agreement, the Transfer Agreement, the Offered Notes and the Certificates have been duly authorized and executed by the Issuer;

(iii)        the Trust Agreement is a legal, valid and binding obligation of the Company and the Owner Trustee, enforceable against the Company and the Owner Trustee, in accordance with its terms;

(iv)        neither the execution, delivery or performance by the Issuer of the Indenture, the Administration Agreement, the Servicing Agreement, the Custody and Control Agreement or the Transfer Agreement, nor the consummation by the Issuer of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the certificate of trust with the Secretary of State;

(v)         neither the execution, delivery or performance by the Issuer of the Indenture, the Administration Agreement, the Servicing Agreement, the Custody and Control Agreement or the Transfer Agreement, nor the consummation by the Issuer of any of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer;

(vi)        under § 3805(b) of the Delaware Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement;

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(vii)       under § 3805(c) of the Delaware Statutory Trust Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder (including the Company in its capacity as such) has no interest in specific Issuer property; and

(viii)      under the Delaware Statutory Trust Act, the Issuer is a separate legal entity and the Issuer rather than the Certificateholders will hold whatever title to the Issuer property as may be conveyed to it from time to time pursuant to the Transfer Agreement, except to the extent that the Issuer has taken action to dispose of or otherwise transfer or encumber any part of the Issuer property; and

(ix)         under § 3808(a) and (b) of the Delaware Statutory Trust Act, the Issuer may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement.

(i)          The Underwriter shall have received on the Closing Date a signed opinion of Winston & Strawn LLP, special New York counsel for the Indenture Trustee, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, dated the Closing Date and addressed to the Underwriter, to the effect that:

(i)          the Indenture Trustee is a banking corporation and trust company validly existing under the laws of the State of New York;

(ii)         the Indenture Trustee has the requisite power and authority to execute and deliver the Indenture, the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004 (the “Omnibus Amendment”), the Custody and Control Agreement and the Second Amendment to Master Indenture, dated as of January 17, 2004, the Third Amendment to Master Indenture, dated as of August 31, 2006, the Fourth Amendment to Master Indenture, dated as of June 28, 2007, the Fifth Amendment to Master Indenture, dated as of May 22, 2008, the Sixth Amendment to Master Indenture, dated as of August 7, 2009, the Seventh Amendment to Master Indenture, dated as of January 21, 2014, the Eighth Amendment to Master Indenture, dated as of March 11, 2014, the Ninth Amendment to Master Indenture, dated as of November 24, 2015, the Tenth Amendment to Master Indenture, dated as of March 3, 2016, and the Eleventh Amendment to Master Indenture, dated as of April 21, 2017 (collectively with the Omnibus Amendment and the Custody and Control Agreement, the “Other Agreements”) and to perform its obligations under the Indenture and the Other Agreements, and has taken all necessary action to authorize the execution, delivery and performance of the Indenture and the Other Agreements;

(iii)        the Indenture Trustee is duly authorized and empowered to exercise trust powers under applicable law;

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(iv)        the Indenture and the Other Agreements have been duly executed and delivered by the Indenture Trustee and constitute the legal, valid, and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with their respective terms, except that certain of such obligations may be enforceable against the Collateral;

(v)         the Offered Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture;

(vi)        neither the execution, delivery or performance by the Indenture Trustee of the Indenture and the Other Agreements require approval, authorization or other action by or filing with any governmental authority of the United States, or of the State of New York, having jurisdiction over the banking or trust powers of the Indenture Trustee; and

(vii)       the execution, delivery and performance by the Indenture Trustee of the Indenture and the Other Agreements, and the authentication of the Offered Notes by the Indenture Trustee, do not conflict with or result in a violation of (1) any law or regulation of the United States or the State of New York law governing the banking or trust powers of the Indenture Trustee, or (2) the organization certificate as amended or by-laws as amended of the Indenture Trustee.

(j)          The Underwriter shall have received on the Closing Date a signed opinion of Morgan, Lewis & Bockius LLP, counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriter with respect to the validity of the Offered Notes and such other related matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(k)          The Underwriter shall have received on the Closing Date (i) signed opinions of Mayer Brown LLP, special New York counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to the Underwriter, relating to (A) certain insolvency and bankruptcy matters and (B) federal income tax matters and (ii) a signed negative assurance letter, dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriter, relating to the Registration Statement, the Preliminary Prospectus, the Prospectus and the Ratings FWP (as defined below).

(l)          The Underwriter shall have received on the Closing Date a signed opinion of Robert A. Harris, General Counsel of Clayton Fixed Income Services LLC (the “Asset Representations Reviewer”), in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, dated as of the Closing Date and addressed to the Underwriter to the effect that:

(i)          the Asset Representations Reviewer is duly organized and validly existing as a Delaware limited liability company in good standing under the laws of Delaware;

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(ii)         the Asset Representations Reviewer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under the Asset Representations Review Agreement, dated as of March 4, 2016 (the “Asset Representations Review Agreement”), among the Bank, the Company, Synchrony and the Asset Representations Reviewer;

(iii)        the completion of the transactions contemplated by the Asset Representations Review Agreement and the performance of the Asset Representations Reviewer’s obligations under the Asset Representations Review Agreement will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Asset Representations Reviewer is a debtor or guarantor, (ii) result in the creation or imposition of a lien on the properties or assets of the Asset Representations Reviewer under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document, (iii) violate the organizational documents of the Asset Representations Reviewer or (iv) violate a law, or to such counsel’s knowledge, an order, rule or regulation of a federal or state court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties that applies to the Asset Representations Reviewer, which, in each case, would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under the Asset Representations Review Agreement; and

(iv)        to such counsel’s knowledge, after due inquiry, there are no proceedings or investigations pending or threatened in writing before a federal or state court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Asset Representations Reviewer or its properties (i) asserting the invalidity of the Asset Representations Review Agreement, (ii) seeking to prevent the completion of the transactions contemplated by the Asset Representations Review Agreement or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Asset Representations Reviewer’s ability to perform its obligations under, or the validity or enforceability of, the Asset Representations Review Agreement.

(m)          The Underwriter shall have received letters, dated on or before the Closing Date or such other date as may be agreed upon between the Underwriter and the Company, from certified public accountants (who shall be satisfactory to the Underwriter), substantially in the form previously approved by the Underwriter.

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(n)          The Offered Notes shall have received the ratings specified in the Ratings FWP (as defined below).

(o)          Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

(p)          Subsequent to the date of the Prospectus, there shall not have been any material adverse change in the business or properties of the Company which in the Underwriter’s reasonable judgment, after consultation with the Company, materially impairs the investment quality of the Offered Notes so as to make it impractical or inadvisable to proceed with the public offering or the delivery of such Offered Notes as contemplated by the Prospectus.

(q)          The Company shall have timely complied with all requirements of Rules 15Ga-2 and 17g-10 under the Exchange Act, to the extent applicable to the transaction contemplated by this Agreement, to the satisfaction of the Underwriter.

7.           Indemnification and Contribution.

(a)          The Company and Holding, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (a “Controlling Person”) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, (ii) the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus), (iii) the Prospectus or (iv) any Permitted Additional Information, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Underwriter and Controlling Person for any legal or other expenses reasonably incurred by the Underwriter or such Controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) neither the Company nor Holding will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter’s Information (as defined below) and (ii) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus shall not inure to the benefit of the Underwriter (or any Controlling Person) from whom the person asserting any loss, claim, damage or liability purchased the Offered Notes that are the subject thereof if the untrue statement or omission of a material fact contained in such Prospectus was corrected (a “Corrected Statement”) in a Corrected Prospectus and such Corrected Prospectus was furnished by the Company to the Underwriter prior to the delivery of the confirmation of the sale of such Offered Notes, but the Underwriter did not furnish such Corrected Prospectus to such investor prior to the delivery of such confirmation. This indemnity agreement will be in addition to any liability which the Company or Holding may otherwise have.

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(b)          The Underwriter agrees to indemnify and hold harmless the Company, Holding, each of their respective directors and officers who signs the Registration Statement relating to the Offered Notes, and each person who controls the Company or Holding within the meaning of the Act or the Exchange Act (i) to the same extent as the foregoing indemnities from the Company and Holding to the Underwriter, but only with reference to the Underwriter’s Information; (ii) with respect to the failure on the part of the Underwriter to deliver to any investor with whom the Underwriter entered into a Contract of Sale, prior to the date such investor entered into such Contract of Sale, the Preliminary Prospectus and (iii) any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Additional Information, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Company, the Issuer and Holding, and each person who controls the Company, the Issuer or Holding within the meaning of the Act or the Exchange Act for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that in the case of this subclause (iii), the Underwriter will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based on any such untrue statement of a material fact or alleged untrue statement of a material fact or any such omission or alleged omission in any Underwriter Additional Information in reliance upon and in conformity with (x) any written information furnished to the Underwriter by the Company or Holding specifically for use therein or (y) the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Company or Holding to the Underwriter within a reasonable period of time prior to the time of use of such Underwriter Additional Information that gave rise to the related loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. Each of the Company and Holding acknowledges that the statements set forth on the cover page of the Prospectus on the line across from “Price to public,” in the table listing the Underwriter and the Principal Amount of Class C Notes under the heading “Underwriting” in the Prospectus, in the table following the fourth paragraph under the heading “Underwriting” in the Prospectus and in the table listing the amount of the Underwriter’s discounts and commissions under the heading “Underwriting” in the Prospectus (such information, the “Underwriter’s Information”) constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus.

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(c)          Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission or failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 or otherwise, except and to the extent of any prejudice to the indemnifying party arising from such failure to provide notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel deemed necessary by such separate counsel, if any) approved by the indemnified party in the case of paragraph (a) or (b) of this Section 7, representing the indemnified parties under paragraph (a) or (b), who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

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(d)          If the indemnification provided for in paragraph (a) or (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, Holding or the Underwriter, on grounds of policy or otherwise, then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities to which the Company, Holding and the Underwriter may be subject in such proportion as is appropriate to reflect not only the relative benefits received by the Company and Holding on the one hand and the Underwriter on the other from the offering of the Offered Notes but also the relative fault of the Company and Holding on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Holding on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Offered Notes received by the Company and Holding bear to the total underwriting discounts and commissions received by the Underwriter with respect to the Offered Notes. The relative fault of the Company and Holding on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Permitted Additional Information or the omission or alleged omission to state a material fact therein necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading relates to information supplied by the Company or Holding or by the Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount pursuant to this Agreement in excess of the amount by which the total price at which the Offered Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(e)          The Company, Holding and the Underwriter agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7(c); which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party reasonably believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

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Notwithstanding anything to the contrary in Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each Controlling Person shall have the same rights to contribution as the Underwriter, and each person who controls the Company or Holding within the meaning of either the Act or the Exchange Act, each officer of the Company or Holding who shall have signed the Registration Statement and each director of the Company or Holding shall have the same rights to contribution as the Company or Holding, as applicable, subject in each case to the immediately preceding sentence of this paragraph.

8.           Offering Communications

(a)          For purposes hereof, “Free Writing Prospectus” shall have the meaning given such term in Rule 405 under the Act. “Permitted Additional Information” shall mean the free writing prospectus dated July 11, 2017 with respect to the ratings on the Offered Notes (the “Ratings FWP”) and any information that is included in any road show presentation the Issuer, the Company or Holding has approved.

(b)          Other than the Preliminary Prospectus, Prospectus and the Permitted Additional Information, the Underwriter represents, warrants and agrees with Holding and the Company that: (i) it has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Notes, including, but not limited to, any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; and (ii) it shall, for a period of at least three (3) years after the date hereof, maintain written and/or electronic records regarding each Contract of Sale entered into by the Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade. Notwithstanding the foregoing, the Company agrees that (A) the Underwriter may disseminate information on Bloomberg to prospective investors relating solely to (i) information of the type identified in Rule 134 under the Act, (ii) information included in the Preliminary Prospectus, (iii) the status of allocations and subscriptions of the Offered Notes, expected pricing parameters of the Offered Notes and the yields and weighted average lives of the Offered Notes, and (iv) information constituting final terms of the Offered Notes within the meaning of Rule 433(d)(5)(ii) under the Act (each such communication, an “Underwriter Free Writing Prospectus”); provided, that in the case of the foregoing clauses (i) through (iv), other than the final pricing terms, such Underwriter Free Writing Prospectus would not be required to be filed with the Commission, and (B) the Underwriter is permitted to provide information customarily included in confirmations of sales of securities and notices of allocations and information delivered in compliance with Rule 134 under the Act (the information described in clauses (A) and (B), collectively, the “Underwriter Additional Information”).

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(c)          The Underwriter represents, warrants and agrees with the Company, the Issuer and Holding that:

(i)          each Underwriter Additional Information prepared by it will not, as of the date such Underwriter Additional Information was conveyed or delivered to any prospective purchaser of the Offered Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Underwriter makes no such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate information which was included in the Preliminary Prospectus, the Prospectus or any written information furnished to the Underwriter by the Company or the Issuer expressly for use therein, which information was not corrected by information subsequently provided by the Company or the Issuer to the Underwriter prior to the time of use of such Underwriter Additional Information;

(ii)         each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) under the Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Act; and

(iii)        each Underwriter Free Writing Prospectus prepared by it shall be delivered to the Company no later than the date of first use and, unless otherwise agreed to by the Company and the Underwriter, such delivery shall occur no later than the close of business for the Bank (Eastern Time) on the date of first use; provided, however, that if the date of first use is not a Business Day, such delivery shall occur no later than the close of business for the Bank (Eastern Time) on the first Business Day preceding such date of first use.

(d)          In the event that the Underwriter uses the Internet or other electronic means to offer or sell the Offered Notes, it represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure compliance in all material respects with all applicable legal requirements under the Act.

9.           Agreement of the Underwriter. (a) The Underwriter agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172 under the Act, it will include in every confirmation sent out by the Underwriter the notice required by Rule 173 under the Act informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from the Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, the Underwriter shall deliver a printed or paper copy of such Prospectus; and (iii) if an electronic copy of the Prospectus is delivered by the Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to the Underwriter by or on behalf of the Company specifically for use by the Underwriter pursuant to this Section 9(a); for example, if the Prospectus is delivered to the Underwriter by or on behalf of the Company in a single electronic file in .pdf format, then the Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. The Underwriter further agrees that if it delivers to an investor the Prospectus in .pdf format, upon the Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, the Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus.

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(b)          Prior to the Closing Date, the Underwriter shall notify Holding and the Company of (i) the date on which the Preliminary Prospectus is first used and (ii) the date of the first Contract of Sale to which such Preliminary Prospectus relates.

(c)          The Underwriter represents and agrees (i) that it did not enter into any commitment to sell any Offered Notes prior to the Date of Sale, it did not enter into any Contract of Sale for any Offered Notes prior to the Date of Sale and, without limiting the foregoing, it did not enter into a Contract of Sale with an investor in the Offered Notes prior to forty-eight (48) hours after the delivery of the Preliminary Prospectus to such investor and (ii) that it will, at any time that the Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Act) with respect to the Offered Notes, deliver to each investor to whom Offered Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriter by the Company or by Holding), prior to the applicable date of any such Contract of Sale with respect to such investor, the Preliminary Prospectus.

(d)          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of Offered Notes to the public in that Relevant Member State other than:

(i)          to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)         to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(iii)        in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of Offered Notes shall require the Issuer, the Company or the Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this Section 9(d), (A) the expression an “offer of Offered Notes to the public” in relation to any Offered Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe the Offered Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and (B) the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

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(e)          In the event the Company or the Underwriter becomes aware that, as of the Date of Sale, any Date of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state any material fact necessary in order to make the statements contained therein in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the party making such discovery shall promptly notify the other party of such untrue statement or omission no later than one Business Day after discovery and the Company shall prepare and deliver to the Underwriter a Corrected Prospectus. The Underwriter shall deliver such Corrected Prospectus in a manner reasonably acceptable to both parties, to any Person with whom a Contract of Sale was entered into based on such Defective Prospectus, and the Underwriter shall provide any such Person with adequate disclosure of the Person’s rights under the existing Contract of Sale and a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale based on the information set forth in the Corrected Prospectus.

10.         [Reserved]

11.         Termination. (a) This Agreement shall be subject to termination by notice given to the Company, if the sale of the Offered Notes provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement. If the Underwriter terminates this Agreement in accordance with this Section 11, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Offered Notes.

(b)          The obligations of the Underwriter to purchase the Offered Notes on the Closing Date shall be terminable by the Underwriter by written notice delivered by the Underwriter to the Company and Holding if at any time on or before the Closing Date (a) a general moratorium on commercial banking activities in New York shall have been declared by any of Federal or New York state authorities, (b) trading in securities generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices or ranges of prices, shall be established by such exchange or by order of the Commission, (c) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Underwriter’s reasonable judgment, impracticable or inadvisable to market the Offered Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Agreement shall (except for the liability of the Company under Section 5(e) and Section 7) be released and discharged from their respective obligations under this Agreement.

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12.         Representations and Indemnities to Survive Delivery. The agreements, representations, warranties, indemnities and other statements of the Company, Holding or their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or Controlling Persons, and will survive delivery of and payment for the related Offered Notes. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

13.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder or thereunder. No purchaser of any Offered Note from the Underwriter shall be deemed a successor or assign by reason of such purchase.

14.         APPLICABLE LAW. (a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 17 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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(c)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.         Miscellaneous. This Agreement supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

16.         Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Executed counterparts may be delivered electronically.

17.         Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be delivered to the Underwriter at the address first above written; or if sent to the Company, will be delivered to RFS Holding, L.L.C., 777 Long Ridge Road, Stamford, Connecticut 06902, Attention: Paul Clancy, Structured Finance Counsel.

18.         Non-Petition Covenant. Notwithstanding any prior termination of this Agreement, the Underwriter, prior to the date which is one year and one day after the payment in full of all obligations issued by the Issuer or any other special purpose entity formed by the Company, shall not acquiesce, petition or otherwise invoke or cause the Company or Holding to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company or Holding under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or Holding, as applicable, or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company or Holding.

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19.         Financial Services Act. The Underwriter represents and agrees:

(a)          that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Company; and

(b)          that it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

20.         Absence of Fiduciary Relationship. Each of the Company and Holding acknowledges and agrees that:

(a)          the Underwriter has been retained solely to act as underwriter in connection with the sale of the Offered Notes and that no fiduciary, advisory or agency relationship between the Company or Holding and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company or Holding on other matters and the Company and Holding agree that they are solely responsible for making their own judgments in connection with the offering;

(b)          the price of the Offered Notes set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter and each of the Company and Holding is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and Holding and that the Underwriter has no obligation to disclose such interests and transactions to the Company or Holding by virtue of any fiduciary, advisory or agency relationship; and

(d)          it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company or Holding in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or Holding, including stockholders, employees or creditors of the Company or Holding.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Holding and the Underwriter.

Very truly yours,

RFS HOLDING, L.L.C.

By:	/s/ Andrew Lee
Name: Andrew Lee
Title: Vice President

RFS HOLDING, INC.

By:	/s/ Andrew Lee
Name: Andrew Lee
Title: Vice President

S-1

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

BARCLAYS CAPITAL Inc.,

By:	/s/ Eric Chang
Name: Eric Chang
Title: Director

S-2